SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 26, 2008
(Date of earliest event reported)

HARRINGTON WEST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50066	48-1175170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
610 Alamo Pintado Road, Solvang, California	93463
(Address of principal executive offices)	(Zip Code)
(805) 688-6644
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Table of Contents

Item 3.02          Unregistered Sales of Equity Securities

Item 9.01.         Financial Statements and Exhibits.

SIGNATURE

EXHIBIT 16.1

Item 3.02     Unregistered Sales of Equity Securities.

HARRINGTON WEST FINANCIAL GROUP, INC. ANNOUNCES A COMMON EQUITY PRIVATE PLACEMENT OF 550,000 COMMON SHARES

Harrington West Financial Group, Inc., the holding company for Los Padres Bank and its division, Harrington Bank, today announced that it has executed stock purchase agreements for $4.3 million in equity capital through a private placement of 550 thousand common shares at $7.75 per share to eleven accredited investors and directors of the Company and Bank. This offering was priced on March 25, 2008 and will close on March 27, 2008. $2.1 million of this offering or 269 thousand shares are subject to regulatory approval of a rebuttal of control filing and is expected to close in the June 2008 quarter. No investment banking fees were incurred in the transaction. The sale of the shares was completed in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933.

Harrington West Financial Group, Inc. is a $1.2 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank. HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro. The Company also owns Harrington Wealth Management Company, a trust and investment management company with $184.4 million in assets under management or custody.

Section 9 - Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

          (d)       Exhibits:

                      99.1  Press Release Dated March 26, 2008.
                      99.2  Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRINGTON WEST FINANCIAL GROUP, INC.

		By:	/s/ Craig J. Cerny
Craig J. Cerny
Chairman of the Board and Chief Executive Officer

Date:	March 26, 2008